Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER RESULTS

Revenue up 51% Quarter-over-Quarter to $61.3 Million

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, October 27, 2010 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its third quarter results for the period ended September 30, 2010. Entropic reported third quarter net revenues of $61.3 million, an increase of 51 percent compared with $40.7 million in the second quarter of 2010 and an increase of 98 percent compared to $31.0 million in the third quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s third quarter net income was $11.3 million, or $0.15 per share. This compares with GAAP net income of $3.1 million, or $0.04 per share in the second quarter of 2010. Non-GAAP net income in the third quarter was $14.5 million, or $0.18 per share, compared to non-GAAP net income of $6.1 million, or $0.08 per share in the second quarter of 2010.

“Entropic recorded its sixth consecutive quarter of revenue growth and posted record revenue and profitability for the quarter,” said Patrick Henry, president and chief executive officer of Entropic Communications. “During the quarter we benefitted from increasing adoption of our MoCA home networking products by multiple Pay-TV service providers as well as a solid ramp in our solutions for the direct broadcast satellite market. We believe we are in the very early stages of a multi-year market expansion in the connected home entertainment market and are well positioned for continued revenue and earnings growth.”

	Three months ended
(In millions, except per share data)	Sept 30, 2010	June 30, 2010	Sept 30, 2009
Net revenues[1]	$61.3	$40.7	$31.0
GAAP net income (loss)	$11.3	$3.1	($1.2)
GAAP net income (loss) per share (basic and diluted)	$0.15	$0.04	($0.02)
Non-GAAP net income[1]	$14.5	$6.1	$1.4
Non-GAAP net income per share[1] (diluted)	$0.18	$0.08	$0.02

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

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ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER 2010 RESULTS	PAGE 2

Recent Highlights

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Entropic ranked #44 as the fastest growing company in North America, and is the fastest growing semiconductor company on Deloitte’s 2010 Technology Fast 500™. For the San Diego region, Entropic ranked #3 in the fastest growing company category.

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In early October, Entropic completed a follow-on offering of 10.75 million shares of its common stock, raising net proceeds of approximately $99.1 million after deducting underwriting discounts and commissions and estimated offering expenses.

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Entropic expanded its Board of Directors with the addition of Ted Tewksbury, president and chief executive officer of Integrated Device Technology, Inc. (IDT) and Bob Bailey, chairman of the board of PMC Sierra. Each is a seasoned executive in the semiconductor industry, offering expertise in mixed signal and analog application-specific standard products. With CEO and board experience, and strong operations and engineering background, both Tewksbury and Bailey are significant assets to the Entropic Board; complementing the expertise of the Company’s current board members.

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Via Embratel, the premium telecommunications carrier in Brazil, deployed Entropic’s Channel Stacking Switch (CSS) technology to deliver direct-broadcast satellite (DBS) entertainment services to consumers’ homes via a single cable wire infrastructure. By adopting Entropic’s CSS technology, Via Embratel can better serve customers in multiple-dwelling unit (MDU) environments by supporting multiple tuners over a single cable, enabling easy plug-and-play set-top box (STB) upgrades, and reaching potential new subscribers previously unserviceable due to access limitations or wiring restrictions.

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Robust Electronics, a leading manufacturer of top end televisions for the European market, announced selection of Entropic’s EN4020 multi-mode hybrid silicon tuner .With its internal design, the EN4020 allows the complete lineup of MINERVA televisions to operate regardless of broadcast service — digital video broadcast terrestrial (DVB-T), digital video broadcast cable (DVB-C), or analog. A single chip solution, the EN4020 delivers high performance and enables significant cost reduction by simplifying design complexity and drastically lowering development costs. Deliveries of the MINERVA TV line are scheduled to begin in late 2010.

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Entropic expanded and strengthened its supplier capacity agreement with silicon foundry, TowerJazz to assure high-volume production for Entropic’s family of outdoor unit (ODU) silicon, which comprises both its CSS and Band Translation Switch (BTS) products, as well as its multi-mode silicon TV tuner products.

For More Information

Entropic management will be holding a conference call today, October 27, 2010, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the company’s results for the third quarter of fiscal 2010 and to provide guidance for the fourth quarter. You may access the conference call via any of the following:

Teleconference:	631-813-4729
Conference ID:	16100191

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER 2010 RESULTS	PAGE 3

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	706-645-9291

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income (loss) and net income (loss) per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges, and their related effects on the number of diluted shares used in calculating non-GAAP income (loss) per share.

Management uses these non-GAAP financial measures to manage the company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the company’s board of directors, (ii) evaluate the company’s operating performance, (iii) compare the company’s performance to internal forecasts, and (iv) manage the company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for market expansion, continued and/or future revenue, earnings and product sales growth and the factors that may contribute to such growth. Such forward-looking statements

ENTROPIC COMMUNICATIONS REPORTS THIRD QUARTER 2010 RESULTS	PAGE 4

involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for HD and SD video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Ruder Finn for Entropic Communications

Chris Fallon

212.715.1691

fallonc@ruderfinn.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$61,310	$40,680	$30,958	$139,441	$81,227
Cost of net revenues	28,774	18,831	15,332	65,306	40,437

Gross profit	32,536	21,849	15,626	74,135	40,790
Operating expenses:
Research and development	12,410	11,746	10,824	35,694	34,249
Sales and marketing	5,054	3,991	3,345	12,823	10,377
General and administrative	3,798	3,012	2,642	9,510	8,043
Amortization of intangibles	—	—	—	—	16
Restructuring charges (1)	—	—	70	—	2,173
Impairment of goodwill and intangible assets (2)	—	—	—	—	208

Total operating expenses	21,262	18,749	16,881	58,027	55,066

Income (loss) from operations	11,274	3,100	(1,255)	16,108	(14,276)
Other income, net	33	20	26	78	115

Income (loss) before income taxes	11,307	3,120	(1,229)	16,186	(14,161)

Income tax provision	36	28	9	65	100

Net income (loss)	$11,271	$3,092	$(1,238)	$16,121	$(14,261)

Net income (loss) per share attributable to common stockholders—basic	$0.15	$0.04	$(0.02)	$0.22	$(0.21)

Net income (loss) per share attributable to common stockholders—diluted	$0.15	$0.04	$(0.02)	$0.21	$(0.21)

Weighted average number of shares used to compute net income (loss) per share—basic	72,777	71,972	70,146	72,003	69,473

Weighted average number of shares used to compute net income (loss) per share—diluted	77,605	75,616	74,459	75,791	69,473

(1)	In March 2009, the Company implemented a restructuring plan to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. During the three and nine months ended September 30, 2009, the Company recorded restructuring charges of $70,000 and $2,173,000, respectively, related to the restructuring plan.

(2)	During the three months ended March 31, 2009, the Company recorded an impairment charge on intangible assets of $208,000. The Company determined that the intangible assets associated with its 2007 acquisition of Arabella Software, Ltd. were fully impaired as the developed technology acquired would no longer be used in its ongoing business operations.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2010	June 30, 2010	December 31, 2009
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,628	$41,329	$35,252
Accounts receivable	29,108	19,917	15,468
Inventory	24,331	23,077	16,353
Prepaid expenses and other current assets	2,428	2,772	3,302

Total current assets	109,495	87,095	70,375
Property and equipment, net	11,362	11,706	11,581
Intangible assets, net	406	811	1,623
Other long-term assets	430	213	235

Total assets	$121,693	$99,825	$83,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,391	$9,979	$5,726
Accrued payroll and benefits	7,480	3,730	3,396
Accrued expenses and other current liabilities	2,136	2,538	2,217
Deferred revenues	120	161	174

Total current liabilities	23,127	16,408	11,513
Stock repurchase liability	146	211	345
Other long-term liabilities	2,586	2,751	3,043
Stockholders' equity	95,834	80,455	68,913

Total liabilities and stockholders' equity	$121,693	$99,825	$83,814

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net income (loss) and net income (loss) per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income (loss) and net income (loss) per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income (loss)	$11,271	$3,092	$(1,238)	$16,121	$(14,261)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	104	89	41	256	102
Research and development	1,362	1,211	1,006	3,652	3,524
Sales and marketing	419	382	354	1,113	1,048
General and administrative	898	875	797	2,511	2,552

Total stock-based compensation	2,783	2,557	2,198	7,532	7,226
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	406	405	406	1,217	1,217
Operating expenses	—	—	—	—	16
Impairment of goodwill and intangible assets	—	—	—	—	208
Restructuring charges	—	—	70	—	2,173

Total of non-GAAP adjustments	3,189	2,962	2,674	8,749	10,840

Non-GAAP net income (loss)	$14,460	$6,054	$1,436	$24,870	$(3,421)

GAAP weighted average shares (basic)	72,777	71,972	70,146	72,003	69,473
Non-GAAP adjustment for dilutive shares (a)	7,294	5,907	4,313	6,207	—

Non-GAAP weighted average shares (diluted)	80,071	77,879	74,459	78,210	69,473

GAAP net income (loss) per share (basic)	$0.15	$0.04	$(0.02)	$0.22	$(0.21)
Non-GAAP adjustments detailed above (a)	0.03	0.04	0.04	0.10	0.16

Non-GAAP net income (loss) per share (diluted)	$0.18	$0.08	$0.02	$0.32	$(0.05)

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.